SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2002

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio		45830-1241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On February 15, 2002, United Bancshares, Inc. issued a press release concerning its earnings.  A copy of the press release is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

     99     Press Release dated February 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.
Date: February 15, 2002	By: /s/ E. Eugene Lehman
E. Eugene Lehman President, CEO

Exhibit 99

United Bancshares, Inc. (Nasdaq: UBOH – news), a $386 million bank holding company headquartered in Columbus Grove, Ohio, today announced 2001 net earnings of $3,254,000, or 96¢ per share, compared to $1,485,000, or 66¢ per share, in 2000.

The Board of Directors of United declared a first quarter 2002 dividend of 11¢ per share, payable March 15, 2002 to shareholders of record on March 1, 2002.

Return on average assets for 2001 was 0.89%, compared to 0.61% in 2000, while return on average shareholders’ equity was 10.3% in 2001 compared to 8.5% in 2000.  For 2001 and 2000, net interest income was $11.4 million and $8.3 million, respectively.  The acquisition of Citizens Bank of Delphos was effective March 1, 2001 and was recorded as a purchase.  Accordingly, only the results of Delphos subsequent to its acquisition are included in the consolidated financial statements.  For 2001, the fully taxable net interest margin was 3.27% compared to 3.80% for 2000.  The majority of the decline in 2001 was a result of the inclusion of the assets and liabilities from the Delphos acquisition.

Non-Interest Income for 2001 was $2.8 million compared to $1.0 million for 2000.  This increase was largely the result of an increase in gain on sale of loans, which amounted to $1.4 million in 2001 compared to $156 thousand in 2000.

During the third quarter of 2001, approximately $45 million of Delphos fixed-rate mortgage loans were sold or exchanged for mortgage-backed securities.  Gains approximating $190 thousand, including capitalized mortgage servicing rights approximating $270 thousand, were recognized from these sales.

Since the fair value of net assets acquired in connection with the Delphos purchase was in excess of the fair value of consideration paid, a deferred intangible credit of $4.2 million was recognized.  This credit is being amortized and recognized as income over a ten-year period on a straight-line basis.  For 2001, amortization amounted to $346 thousand and is included in Non-Interest Income.

Non-Interest Expenses were $9.5 million for 2001 compared to $7.1 million for 2000.  The majority of the increase is attributable to the inclusion of ten months of Delphos operations in 2001.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2000 Form 10-K.

Financial information as of and for the years ended December 31, 2001 and 2000 are presented below:

Year Ended

December 31,

Income Statement

   (in thousands)

2001

2000

Interest Income

   Loans, including Fees

$

21,465

$

15,416

   Securities

4,328

3,275

Federal funds sold

531

249

Total Interest Income

26,234

18,940

Interest Expense

Deposits

12,336

8,881

Borrowed Funds

2,494

1,806

Total Interest Expense

14,830

10,687

Net Interest Income

 11,404

8,253

   Provision for loan losses

      449

502

Net Interest Income after provision

              for loan losses

10,955

7,751

Non-Interest Income

   Service charges on deposits

   678

  623

   Securities gains (losses)

(55)

      8

   Gains from sales of loans

1,407

156

   Amortization of Deferred Credit

  346

   -

   Other income

   451

   241

Total non-interest income

2,827

1,028

Non-Interest Expenses

   Salaries and employee benefits

4,601

3,303

   Occupancy

880

700

   Data processing costs

821

616

   Stationery and supplies

245

170

   Advertising

193

177

   Franchise tax

407

216

   Other costs

2,349

1,877

Total non-interest expenses

9,496

7,059

Income Before Income Taxes

4,285

 1,720

   Income tax expense

1,031

    235

Net Income

$

3,254

$

1,485

    Year  Ended

                December 31,

          Per Share Data

         2001

 2000

Net Income Per Share

   Basic

$

0.96

$

0.66

   Diluted

$

0.96

$

0.63

Dividends Per Share

$

0.44

$

0.44

Average Common Shares

Outstanding

3,376,652

2,254,420

Consolidated Balance Sheets

December 31,

                (dollars in thousands)                                  2001                              2000

Assets

Cash and due from banks

$    7,908

$    6,051

Interest-bearing deposits in banks

      8,262

         134

Federal funds sold

      9,759

      7,684

   Securities

  105,629

    54,976

Loans

  243,995

  178,951

Allowance for loan losses

      2,592

      1,936

Net loans

  241,403

  177,015

Bank premises and equipment

      5,891

      4,898

Other assets

      7,549

      6,057

          Total assets

$386,401

$256,815

Liabilities and Shareholders’ Equity

Deposits

Noninterest-bearing

$  22,239

$  17,698

Interest-bearing

  288,658

  187,808

          Total deposits

  310,897

  205,506

Borrowings

    34,762

    30,433

Other liabilities

      6,070

      1,827

          Total liabilities

  351,729

  237,766

Shareholders’ equity

    34,672

    19,049

          Total liabilities and

               shareholders’ equity

$386,401

$256,815

In addition to the earnings announcement, the Company also announced the employment of Brian D. Young, CPA as its Chief Financial Officer. Mr. Young started with the Company in October of 2001.  He previously was the Chief Financial Officer for a publicly traded manufacturing company in Phoenix, Arizona.  Mr. Young is a certified public accountant with a BA in accounting from Cedarville University in Cedarville, Ohio.

United Bancshares, Inc. is the parent company of The Union Bank Company, The Bank of Leipsic Company, The Citizens Bank of Delphos, and Bancservices United, Inc.